EXHIBIT 16

April 6, 1998




Chief Accountant
Securities and Exchange Commission
Washington, D.C.  20549

Dear Sirs:

We have read the statements made by Atlantis Plastics, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 6, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

COOPERS & LYBRAND, LLP

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By:   _____________________________
Its:   _____________________________